Regions Plaza Suite 2300 1180 W. Peachtree Street NW Atlanta, GA 30309-3482

Exhibit 5.10

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special counsel in the State of Georgia to LAKEWOOD MEMORY GARDENS SOUTH LLC, a Georgia limited liability company (“Memory LLC”); STONEMOR GEORGIA LLC, a Georgia limited liability company (“SM Georgia LLC”; Memory LLC and SM Georgia LLC are each individually a “Georgia LLC” and are collectively, the “Georgia LLCs”); LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC., a Georgia corporation (“Memory Corp”); and STONEMOR GEORGIA SUBSIDIARY, INC., a Georgia corporation (“SM Georgia Corp”; Memory Corp and SM Georgia Corp are each individually, a “Georgia Corporation” and are collectively, the “Georgia Corporations”; Memory LLC, SM Georgia LLC, Memory Corp and SM Georgia Corp are each individually a “Local Entity” and are collectively, the “Local Entities”) in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”) and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of May 28, 2013 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a) the Indenture;

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March 17, 2016

(b) a copy of the Articles of Organization of each of the Georgia LLCs, as applicable, certified by the secretary or another officer of such Georgia LLC;

(c) a copy of the Operating Agreement of each of the Georgia LLCs, as applicable, certified by the secretary or another officer of such Georgia LLC;

(d) a copy of the Certificate of Incorporation of each of the Georgia Corporations, as applicable, certified by the secretary or another officer of such Georgia Corporation;

(e) a copy of the Bylaws of each of the Georgia Corporations, as applicable, certified by the secretary or another officer of such Georgia Corporation;

(f) a Certificate of Existence issued by the Secretary of State of Georgia for Memory Corp and Memory LLC dated as of March 14, 2016 and for SM Georgia LLC and SM Georgia Corp dated as of March 11, 2016 (collectively, the “Entity Certificates”); and

(g) a copy of the Master Officers’ Certificate executed by the Issuers and Guarantors dated as of the date hereof relating to certain of the factual assumptions made in this opinion letter (collectively, the “Officer’s Certificate”).

In addition to the foregoing documents, we have also reviewed such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and we have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

We have assumed and relied upon the truth, accuracy and completeness, as to matters of fact (including the factual portion of any matters of mixed fact and law), of the Entity Certificates (and we have also assumed that the information contained therein is current through the date hereof notwithstanding any earlier “through” date contained in such Entity Certificates) and the certifications set forth in the Officer’s Certificate.

March 17, 2016

We have not made any independent investigation in rendering this opinion other than the examination described above (and without limiting the generality of the foregoing, we have not conducted any tax, judgment, litigation, lien, docket or similar searches with respect to the Local Entities). Our opinion is therefore qualified in all respects by the scope of that document examination. Whenever an opinion in this opinion letter, with respect to the existence or absence of facts, is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with similar qualification, it is intended to signify that during the course of our representation of the Local Entities in connection with the Registration Statement no information came to the attention of those attorneys in this law firm who have actively represented the Local Entities which gave those attorneys actual knowledge of any inaccuracy of our opinions as to the existence or absence of those facts.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, exclusions and assumptions set forth herein, we are of the opinion that:

1. Based solely upon our review of the Entity Certificates, each Georgia LLC is validly existing and subsisting as a limited liability company under the laws of the State of Georgia.

2. Based solely upon our review of the Entity Certificates, each Georgia Corporation is validly existing and subsisting as a corporation under the laws of the State of Georgia.

3. As of the date of the Indenture, each Georgia LLC had the requisite limited liability company power and capacity to execute and deliver the Indenture, and as of the date hereof, each Georgia LLC has the requisite limited liability company power and capacity to perform its obligations thereunder.

4. As of the date of the Indenture, each Georgia Corporation had the requisite corporate power and capacity to execute and deliver the Indenture, and as of the date hereof, each Georgia Corporation has the requisite corporate power and capacity to perform its obligations thereunder.

5. All necessary action has been taken on the part of each Local Entity to authorize the execution and delivery of the Indenture and the performance by such Local Entity of its obligations thereunder (including its Guarantee as provided therein).

March 17, 2016

6. The Indenture has been duly executed and delivered by each Local Entity to the extent that execution and delivery are governed by the laws of the State of Georgia.

The opinions expressed herein are limited in all respects to the laws of the State of Georgia, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign. In addition, we render no opinion herein concerning any statutes, ordinances, administrative or regulatory agency decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). In rendering the above opinions, we have assumed compliance with all laws other than the applicable laws of the State of Georgia.

Our opinions are subject to the following further exceptions, exclusions, limitations, assumptions and qualifications:

(a) We render no opinion herein whatsoever regarding the enforceability of the Indenture or the Notes, except as we have specifically opined herein with respect to Local Entities;

(b) We render no opinion herein whatsoever regarding (i) the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under any (A) health or environmental law, (B) antitrust law, (C) securities law, (D) taxation law, (E) worker health or safety, subdivision, building code, use and occupancy, zoning or permitting or land use matter, (F) patent, trademark or copyright law (including, but not limited to, any filings and registrations of any patent, trademark or copyright with any governmental authority), or (G) labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation); or (ii) the compliance or noncompliance of any real estate, personal property or business operations of any Local Entity with federal, state or local laws, statutes, ordinances, rules or regulations.

This opinion letter is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such. This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

March 17, 2016

You may rely on this opinion in connection with your opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Smith Moore Leatherwood, LLP